Exhibit 32.1

CELSION CORPORATION

CERTIFICATION

PURSUANT TO 18 UNITED STATES CODE § 1350

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Celsion Corporation (the “Company”) on Form 10-K/A for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on or about April 12, 2005 f (the “Report”), I, Augustine Y. Cheung. Chief Executive Officer of the Company, certify, pursuant to 10 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Augustine Y. Cheung
Augustine Y. Cheung
Chief Executive Officer

April 11, 2005